As filed with the Securities and Exchange Commission on December 8, 2000
                                                      Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                              -----------------------

                                     FORM S-8
                              REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                              -----------------------

                                NASH-FINCH COMPANY
               (Exact name of registrant as specified in its charter)

            DELAWARE                                           41-0431960
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

       7600 FRANCE AVENUE SOUTH
             P.O. BOX 355                                      55440-0355
         MINNEAPOLIS, MINNESOTA                                (Zip Code)
(Address of Principal Executive Offices)

                             -----------------------

                  NASH-FINCH COMPANY 1995 DIRECTOR STOCK OPTION PLAN
                              (Full title of the plan)
                             -----------------------
                                  NORMAN R. SOLAND
                 SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 NASH-FINCH COMPANY
                              7600 FRANCE AVENUE SOUTH
                                    P.O. BOX 355
                             MINNEAPOLIS, MN 55440-0355
                                   (952) 844-1153
                        (Name, address and telephone number,
                      including area code, of agent for service)
                             -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                             -----------------------

                          CALCULATION OF REGISTRATION FEE

=========================================================================================================================
  TITLE OF SECURITIES TO       AMOUNT TO BE         PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT OF
     BE REGISTERED (1)        REGISTERED (2)     OFFERING PRICE PER UNIT    AGGREGATE OFFERING PRICE    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $1.66-2/3 per share           160,000 SHARES                                       $2,048,565                $540.83
                               --------------                                       ----------
                               9,000 shares (3)          $7.41 (3)                  $66,690 (3)
                              151,000 shares (4)        $13.125 (4)               $1,981,875 (4)
=========================================================================================================================

(1) This Registration Statement also includes common stock purchase rights, which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Stockholder Rights Agreement dated February 13, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the above-referenced plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act with respect to the 9,000 options to purchase shares previously granted under the plan, based on the weighted average exercise price of such options.

(4) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act with respect to options to be granted under the plan, based on the average between the high and low sales prices of the Registrant's Common Stock on December 5, 2000 as quoted on the Nasdaq National Market System.

                                    PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 160,000 shares of common stock, par value $1.66-2/3 per share, of Nash Finch Company reserved for issuance under the Nash Finch Company 1995 Director Stock Option Plan (the "Plan").

     On February 22, 2000, the Board of Directors of Nash Finch Company approved an increase in the number of shares reserved for issuance under the Plan by 160,000 shares, to a total of 200,000 shares. This increase, along with certain other amendments made to the Plan by the Board of Directors, were approved by the stockholders of Nash Finch Company on May 9, 2000.

     Pursuant to Instruction E, the contents of Nash Finch Company's Registration Statement on Form S-8, File No. 33-64313, including without limitation periodic reports that Nash Finch Company filed, or will file, after the filing of such Form S-8 to maintain current information about Nash Finch Company are hereby incorporated by reference into this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT
 NO.              DESCRIPTION
-------           -----------
5.1               Opinion and Consent of Norman R. Soland (filed herewith electronically).

23.1              Consent of Ernst & Young LLP (filed herewith electronically).

23.2              Consent of Norman R. Soland (included in Exhibit 5.1).

24.1              Power of Attorney (included on page 2 of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 28, 2000.

                                      NASH FINCH COMPANY

                                      By:  /s/ Ron Marshall
                                         ---------------------
                                         Ron Marshall
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Ron Marshall and Norman R. Soland, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 28, 2000 by the following persons in the capacities indicated.

SIGNATURE                                           TITLE
---------                                           -----
/s/ Ron Marshall                                  President and Chief Executive Officer (Principal
-------------------------------                   Executive Officer) and Director
Ron Marshall

/s/ Robert B. Dimond                              Senior Vice President and Chief Financial Officer
-------------------------------                   (Principal Financial Officer)
Robert B. Dimond

/s/ Leanne M. Stewart                             Vice President, Treasurer and Corporate Controller
-------------------------------                   (Principal Accounting Officer)
LeAnne M. Stewart

/s/ Carole F. Bitter                              Director
-------------------------------
Carole F. Bitter

/s/ James L. Donald                               Director
-------------------------------
James L. Donald

/s/ Richard A. Fisher                             Director
-------------------------------
Richard A. Fisher

/s/ Jerry L. Ford                                 Director
-------------------------------
Jerry L. Ford



/s/ Allister P. Graham                            Director
-------------------------------
Allister P. Graham

/s/ John H. Grunewald                             Director
-------------------------------
John H. Grunewald

/s/ Richard G. Lareau                             Director
-------------------------------
Richard G. Lareau

/s/ Robert F. Nash                                Director
-------------------------------
Robert F. Nash

/s/ Jerome O. Rodysill                            Director
-------------------------------
Jerome O. Rodysill

/s/ John E. Stokely                               Director
-------------------------------
John E. Stokely

/s/ William R. Voss                               Director
-------------------------------
William R. Voss

                               INDEX TO EXHIBITS

NO.                           ITEM                                             METHOD OF FILING
---                           ----                                             ----------------
5.1    Opinion of Norman R. Soland.............................. Filed herewith electronically.

23.1   Consent of Ernst & Young LLP............................. Filed herewith electronically.

23.2   Consent of Norman R. Soland.............................. Included in Exhibit 5.1.

24.1   Power of Attorney........................................ Included on page 2 of this Registration Statement.